UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On October 29, 2019, CrossAmerica Partners LP, a publicly traded Delaware limited partnership (the “Partnership”), entered into a Second Amended and Restated Omnibus Agreement, effective as of April 29, 2019, among the Partnership, CrossAmerica GP LLC, Dunne Manning Inc., CST Services, LLC, Circle K Stores Inc (“Circle K”), Dunne Manning Stores, LLC, and Joseph V. Topper, Jr. (the “Amended Omnibus Agreement”).

The Amended Omnibus Agreement removes references to fixed and variable management fees, calls for a simplified quarterly settlement based on actual underlying costs incurred by Circle K and permits a one-time charge of $183,000 from Circle K to the Partnership related to costs incurred by Circle K in connection with the strategic review of the Partnership’s fuel supply.

The foregoing description of the Amended Omnibus Agreement is qualified in its entirety by the full text of the Amended Omnibus Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1+

Second Amended and Restated Omnibus Agreement effective as of April 29, 2019, by and among CrossAmerica Partners LP, CrossAmerica GP LLC, Dunne Manning Inc., CST Services, LLC, Circle K Stores Inc. and Dunne Manning Stores, LLC

+ Non-material schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.  The Partnership hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSAMERICA PARTNERS LP

	By:	CrossAmerica GP LLC
its general partner

Dated: October 30, 2019	By:	/s/ Michael W. Federer
	Name:	Michael W. Federer
	Title:	Senior Director - Legal and Corporate Secretary